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             [Letterhead of Woods, Fuller, Shultz and & Smith P.C.]



December 21, 2001

Board of Managers
Soybean Processors, LLC
100 Caspian Ave.
P.O. Box 500
Volga, South Dakota 57071

RE:      SOYBEAN PROCESSORS, LLC

Gentlemen:

         We have acted as counsel for Soybean Processors, LLC, a South Dakota limited liability company (the "Company"), in connection with the preparation of a Registration Statement of Form S-4 covering the public offering and sale of up to 14,129,250 Capital Units of the Company (the "Capital Units"). We are rendering this opinion in accordance with Item 601(b)(5)(i) of Regulation S-K.

         For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates, and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

1.       The Articles of Organization and Operating Agreement.

2. All resolutions adopted by the Board of Managers of the Company deemed necessary and all minutes of the meeting of the Board of Managers deemed necessary and related to this offering, as certified by the Secretary of the Company.

3. The Prospectus and the Registration Statement (SEC File No. 333-______) of which it forms a part, and any amendments thereto filed with the Securities and Exchange Commission (the "Commission") covering the
         Plan of Reorganization by and between South Dakota Soybean Processors and the Company pursuant to which South Dakota Soybean Processors will be dissolved and the capital units of the Company will be distributed proportionately to the members of South Dakota Soybean Processors; the written communications between our office and the Commission; the Registration Statement and the Information Statement/Prospectus as they became effective being hereinafter called the "Registration Statement" and the "Prospectus," respectively.

4.       The Officers' Certificates of even date herewith as to matters of fact.

         In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates containing

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relevant facts are correct. In rendering this opinion, we have relied as to matters of fact upon certificates from officers of the Company, public officials and other sources believed by us to be reliable.

         Based on the foregoing, it is our opinion that:

1. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of South Dakota. The Company has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

2. All of the issued and outstanding Capital Units of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Capital Units to be issued and sold by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

         We are admitted to practice law in the State of South Dakota, and we express no opinion as to the laws of any jurisdiction other than the State of South Dakota and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(23)(i) of Regulation S-K under the Securities Act of 1933, as amended.

         This opinion is being furnished to you solely for your benefit in connection with the transactions described in the Registration Statement. This opinion may not be relied upon by you for any other purposes, or used or relied upon by, or circulated, furnished or quoted to, any other person or entity for any purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Woods, Fuller, Shultz & Smith P.C.

                                     WOODS, FULLER, SHULTZ & SMITH P.C.